Response to N-SAR Sub-Item 77H: Changes in Control of Registrant

(a) Acquisition of Control

Driehaus International Global Growth Fund
                                                          Percentage of
Name of                               Description of      Securities Owned
Shareholder              Date(s)      Transaction         (as of June 30, 2008)

Richard H. Driehaus    05/01/2008    Share Purchase               88.24%


(b) Cessation of Control

Driehaus International Small Cap Growth Fund
                                                          Percentage of
Name of                               Description of      Securities Owned
Shareholder              Date(s)      Transaction         (as of June 30, 2008)

Richard H. Driehaus     various      Share purchases by           19.09%
                                     various shareholders
                                     decreased the percent
                                     ownership for this
                                     shareholder.